                                  EXHIBIT 99.1

                  LETTER OF UNDERSTANDING DATED MARCH 22, 2002

                                 March 22, 2002



Andrea Electronics Corporation
45 Melville Park Road
Melville, New York 11747

Attention:        Richard A. Maue
                  Chief Financial Officer

         Re:      Proposed Waiver Agreement and Security Interest

Dear Mr. Maue:

This letter shall confirm the understanding between HFTP Investment LLC ("HFTP") and Andrea Electronics Corporation ("Andrea") relating to the proposed waiver and grant of security interest (the "Transaction") outlined in the term sheet attached hereto (the "Term Sheet"). HFTP and Andrea have agreed in principle to the terms of the Transaction as outlined in the Term Sheet and agreed to negotiate definitive documentation for the Transaction. HFTP and Andrea acknowledge that this letter is a non-binding expression of each party's intention and agree that neither of the parties hereto is or intends to be bound to or make or accept the Transaction other than pursuant to such final documentation as HFTP and Andrea may agree upon, and neither party shall have any liability or obligation to the other with the Transaction except as expressly provided herein.

If the terms of this letter are acceptable to you, please sign below where indicated.


                                         Very truly yours,

                                         HFTP INVESTMENT L.L.C.
                                         By: Promethean Asset Management L.L.C.
                                         Its: Investment Manager


                                         By:  /s/ John M. Floegel
                                              --------------------------------
                                         Name:  John M. Floegel
                                         Title:

Agreed and Accepted this 22nd day of March, 2002

ANDREA  ELECTRONICS CORPORATION


By:    /s/ Richard A. Maue
       ------------------------------------
       Richard A. Maue
       Chief Financial Officer